SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For
                                        Use of the Commission
                                        Only (as permitted by
                                        Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

              Maui Land & Pineapple Company, Inc.
        (Name of Registrant as Specified in Its Charter)

________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction
     applies.
_________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
_________________________________________________________________

(5)  Total fee paid:
_________________________________________________________________

[ ]  Fee paid previously with preliminary materials:
_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
_________________________________________________________________

(2)  Form, Schedule or Registration Statement no.:
_________________________________________________________________

(3)  Filing Party:
_________________________________________________________________

(4)  Date Filed:
_________________________________________________________________

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 Kane Street, P. O. Box 187
                Kahului, Maui, Hawaii 96733-6687
                           May 7, 2003

                  SUPPLEMENT TO PROXY STATEMENT

     This information is being filed as a supplement to the proxy statement dated March 31, 2003 and relates to a solicitation on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company") for the Annual Meeting to be held on May 27, 2003. It should be read together with that proxy statement.

     On April 28, 2003, Fred E. Trotter III, Class One Director and nominee for a new term of office to end in 2006, filed a petition under Chapter 7 of the Bankruptcy Code with the United
States Bankruptcy Court, District of Hawaii.

     Mr. Trotter is a defendant in a civil suit filed in the Circuit Court of the First Circuit, Honolulu, Hawaii, Civil No. 99-4038-10. The action for collection of a promissory note was brought by Finance Factors, Ltd. against Koolau Agricultural Co., Ltd., a corporation owned solely by Mr. Trotter's wife, Valerie Mendes, but on which debt Mr. Trotter and his wife had given personal guarantees. In a separate suit, Civil No. 00-1-0533-02, Pacific Loan Holdings, Ltd., an affiliate of Finance Factors, Ltd. filed a breach of contract claim against Mr. Trotter for alleged failure to pay the total debt under 12 promissory notes dated between October of 1991 and September of 1992. On April 28, 2003, Mr. Trotter, his wife and her two corporations filed petitions in bankruptcy in an attempt to resolve the claims against them and related corporations - Bankruptcy Nos. 03-01289, 03-01290, 03-01291 and 03-01292.

     The Board of Directors has reviewed this matter and concluded to continue to recommend the election of Mr. Trotter as a Class One Director. However, you may change your vote if you so desire.

     IF YOU HAVE NOT ALREADY VOTED OR IF YOU HAVE ALREADY VOTED
BUT WISH TO CHANGE YOUR VOTE, please complete and return the enclosed form of proxy in the self-addressed postage paid envelope.

     IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR
VOTE, you need do nothing.

     As always, you may revoke any proxy given by delivering to the Company's Secretary a written revocation or a signed proxy card bearing a later date, provided that such revocation or proxy card is actually received by the Secretary before it is used.

BY ORDER OF THE BOARD OF DIRECTORS,


ADELE H. SUMIDA
SECRETARY



                              PROXY

               MAUI LAND & PINEAPPLE COMPANY, INC.
                 120 KANE STREET, P. O. BOX 187
                KAHULUI, MAUI, HAWAII 96733-6687


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING TO BE HELD MAY 27, 2003


     The undersigned hereby makes, constitutes and appoints
GARY L. GIFFORD, PAUL J. MEYER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Tuesday, May 27, 2003, in the Corporate Office courtyard, 120 Kane Street, Kahului, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1. To elect the nominees listed below as Class One Directors to serve for a three-year term or until their successors have been elected and qualified:

     RANDOLPH G. MOORE AND FRED E. TROTTER III

     ______ FOR               ______WITHHOLD AUTHORITY FOR ALL

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:



______________________________________________________________

2. To elect the firm of Deloitte & Touche LLP as the Auditor of the Company for the fiscal year 2003 and thereafter until its successor is duly elected.

     ____ FOR       ____ AGAINST   ____ ABSTAIN

     THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.



Date:________________, 2003

Please sign EXACTLY as name(s) appears at left:

_______________________________________
_______________________________________
_______________________________________


If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE
DATE, SIGN AND RETURN PROMPTLY.